Exhibit 10.1

                              SONUS NETWORKS, INC.

                          RESALE RESTRICTION AGREEMENT

      This RESALE RESTRICTION AGREEMENT (the "Agreement") with respect to certain stock option award agreements (the "Option Agreements") issued under the Sonus Networks, Inc. Amended and Restated 1997 Stock Incentive Plan (the "Plan") is made by and between Sonus Networks, Inc., a Delaware corporation (the "Company"), and (the "Holder").

      WHEREAS, the Holder was granted options (the "Options") to acquire shares of common stock of the Company (the "Shares") under the Plan pursuant to the Option Agreements.

      WHEREAS, the Options are fully vested and exercisable by reason of an action of the Board of Directors of the Company effective December 21, 2005; and

      WHEREAS, the Company and the Holder wish to impose certain resale restrictions on the Shares subject to the Options as provided herein on the terms and conditions contained herein.

      NOW, THEREFORE, it is agreed as follows:

      1. The Holder acknowledges that he or she has reviewed this Agreement in full.
      2. The Holder agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of any Shares (or any interest in any Shares) until the date on which the Shares would have vested pursuant to the original terms of the Option Agreements (hereinafter referred to as the "Resale Restrictions").

      3. The Resale Restrictions shall lapse on the earlier of the date on which the Shares would have vested pursuant to the original terms of the Option Agreements or the last day of the Holder's employment with the Company.

      4. This Agreement shall be effective as of December 30, 2005.

      5. The Holder represents and warrants that he or she has full power to enter into this Agreement.

      6. This Agreement, the Option Agreements and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior understandings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified except by means of a writing signed by the Company and the Holder. This Agreement is to be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the Commonwealth of Massachusetts to the rights and duties of the parties. Nothing in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any persons other than the parties. Should any provision of this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

      7. This Agreement shall be binding upon the Company and the Holder as well as the successors and assigns (if any) of the Company and the Holder.

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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date set forth beside such party's signature.



Dated: December,______, 2005            SONUS NETWORKS, INC.



                                         By:____________________________________

                                            ____________________________________





Dated:  December,_____, 2005            Holder

                                         _______________________________________

                                         _______________________________________